  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 1996

                                                       REGISTRATION NO. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                        SECURITY CAPITAL PACIFIC TRUST
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ---------------
              MARYLAND                           74-6056896
     (STATE OF INCORPORATION OR       (I.R.S. EMPLOYER IDENTIFICATION
           ORGANIZATION)                          NUMBER)
                           7777 MARKET CENTER AVENUE
                             EL PASO, TEXAS 79912
                                (915) 877-3900
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                         PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                               JEFFREY A. KLOPF
                                   SECRETARY
                           7777 MARKET CENTER AVENUE
                             EL PASO, TEXAS 79912
                                (915) 877-3900
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
                             EDWARD J. SCHNEIDMAN
                             MAYER, BROWN & PLATT
                           190 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                                                             PROPOSED
                                                              PROPOSED        MAXIMUM
                                                AMOUNT        MAXIMUM        AGGREGATE      AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES          TO BE      OFFERING PRICE OFFERING PRICE   REGISTRATION
           TO BE REGISTERED (1)               REGISTERED    PER UNIT (2)        (2)            FEE
- -------------------------------------------------------------------------------------------------------
Debt Securities............................
Preferred Shares of Beneficial Interest,         (3)            (3)       $300,000,000(3)  $103,448.28
 $1.00 par value...........................
- -------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
(1) Securities registered hereunder (the "Offered Securities") may be sold separately, together or as units with other Offered Securities registered hereunder. The Offered Securities registered hereunder also include such indeterminate number of shares of Preferred Stock that may be issued upon conversion of convertible debt securities.
(2) Estimated solely for purposes of determining the registration fee.
(3) Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 1996

PROSPECTUS

                                      LOGO

               $300,000,000 DEBT SECURITIES AND PREFERRED SHARES

                                  -----------

  Security Capital Pacific Trust ("PTR") may from time to time offer in one or more series its (i) unsecured senior debt securities (the "Debt Securities") and (ii) Preferred Shares of Beneficial Interest, par value $1.00 per share (the "Preferred Shares"). The Debt Securities and Preferred Shares (together, the "Offered Securities") may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

  The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of PTR or repayment at the option of the Holder, terms for sinking fund payments, and any initial public offering price; and (ii) in the case of Preferred Shares, the specific title and stated value, any dividend, liquidation, redemption, voting and other rights, and any initial public offering price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of PTR as a real estate investment trust ("REIT") for federal income tax purposes.

  The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

  The Offered Securities may be offered directly, through agents designated from time to time by PTR, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION,  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE SECURITIES  COMMISSION
    PASSED   UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS   PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
        ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE
                             CONTRARY IS UNLAWFUL.

                                  -----------

                THE DATE OF THIS PROSPECTUS IS           , 1996.

                             AVAILABLE INFORMATION

  PTR is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Room 1204, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, 13th Floor, New York, New York 10048, and are also available on the Commission's worldwide web site at http://www.sec.gov. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. PTR's outstanding Common Shares of Beneficial Interest, par value $1.00 per share ("Common Shares"), Cumulative Convertible Series A Preferred Shares of Beneficial Interest, $1.00 par value ("Series A Preferred Shares"), and Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $1.00 par value ("Series B Preferred Shares"), are listed on the New York Stock Exchange (the "NYSE") under the symbols "PTR," "PTR-PRA" and "PTR-PRB," respectively, and all such reports, proxy statements and other information filed by PTR with the NYSE may be inspected at the NYSE's offices at 20 Broad Street, New York, New York 10005.

  This Prospectus constitutes part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by PTR with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                          INCORPORATION BY REFERENCE

  There are incorporated herein by reference the following documents filed by PTR with the Commission (File No. 1-10272):

    (a) PTR's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Form 10-K/A No. 1;

    (b) PTR's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, as amended by Form 10-Q/A No. 1, and June 30, 1996;

    (c) PTR's Current Reports on Form 8-K filed February 6, 1996, February 15, 1996, May 22, 1996, August 1, 1996, August 6, 1996, and September 23,
  1996; and

    (d) The description of PTR's Series B Preferred Shares contained in PTR's registration statement on Form 8-A filed with the Commission on May 16, 1995.

  All documents subsequently filed by PTR pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Offered Securities, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which is also or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  PTR will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be addressed to Secretary, Security Capital Pacific Trust, 7777 Market Center Avenue, El Paso, Texas 79912, telephone number: (915) 877-3900.

                        SECURITY CAPITAL PACIFIC TRUST

  PTR's objective is to be the preeminent real estate operating company focusing on multifamily property in its western United States target market. PTR's REIT manager is Security Capital Pacific Incorporated (the "REIT Manager" or "REIT Management"). PTR focuses on development, acquisition, operation and long-term ownership of multifamily properties. Through its REIT Management Agreement with the REIT Manager, PTR has access to the services provided by the REIT Manager and its specialized service affiliates, which provides PTR with access to the same resources as a fully integrated operating company. PTR seeks to achieve long-term sustainable growth in cash flow by maximizing operating performance through value-added operating systems and concentrating its experienced team of professionals on developing and acquiring industry-leading product in targeted submarkets exhibiting strong job growth and favorable demographic trends. The REIT Manager provides PTR with strategic and day-to-day management, including research, investment analysis, development, acquisition, due diligence, asset management, capital markets, legal and accounting services. PTR operates as a REIT.

  PTR was formed in 1963 and is a real estate investment trust organized under the laws of Maryland. Its principal executive offices are located at 7777 Market Center Avenue, El Paso, Texas 79912, and its telephone number is (915) 877-3900.

                                USE OF PROCEEDS

  Unless otherwise described in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used for the development and acquisition of additional multifamily properties, as suitable opportunities arise, for the repayment of certain outstanding indebtedness at such time, for working capital purposes and, to a lesser extent, for capital improvements to properties.

       RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

  For the purpose of computing these ratios, (a) "earnings" consist of earnings from operations plus fixed charges other than capitalized interest and (b) "fixed charges" consist of interest on borrowed funds (including capitalized interest) and amortization of debt discount and expense.

                                                                         SIX
                                                                       MONTHS
                                              PERIOD ENDED DECEMBER     ENDED
                                                       31,            JUNE 30,
                                             ------------------------ ---------
                                             1991 1992 1993 1994 1995 1995 1996
                                             ---- ---- ---- ---- ---- ---- ----
Ratio of earnings to fixed charges and
 Preferred Share dividends.................. 1.5  2.9  3.4  1.6  1.9  1.9  1.8

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities are to be issued under an Indenture, dated as of February 1, 1994, as supplemented by the First Supplemental Indenture, dated as of February 2, 1994 (as so supplemented, the "Indenture"), between PTR and State Street Bank and Trust Company (the "Trustee"). The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and is available for inspection at the corporate trust office of the Trustee at 225 Franklin Street, Boston, Massachusetts 02110 or as described above under "Available Information." The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made hereunder relating to the Indenture and the Debt Securities to be issued thereunder are summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities. All section references appearing herein are to sections of the Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

GENERAL

  The Debt Securities will be direct, unsecured obligations of PTR and will rank equally with all other unsecured and unsubordinated indebtedness of PTR. The Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Trustees of PTR or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301).

  The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 608). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee (Sections 101 and 609), and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

  Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

    (1) the title of such Debt Securities;

    (2) the aggregate principal amount of such Debt Securities and any limit on such principal amount;

    (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or the method by which any such portion shall be determined;

    (4) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable and the amount of principal payable thereon;

    (5) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

    (6) the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which such Dates shall be determined, the Person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year comprised of twelve 30-day months;

    (7) the place or places where the principal of (and premium or Make-Whole Amount (as defined), if any) and interest and Additional Amounts, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon PTR in respect of such Debt Securities and the Indenture may be served;

    (8) the period or periods within which, the price or prices (including the premium or Make-Whole Amount, if any) at which, the currency or currencies in which, and the other terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of PTR, if PTR is to have such an option;

    (9) the obligation, if any, of PTR to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

    (10) if other than United States dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

    (11) whether the amount of payments of principal of (and premium or Make-Whole Amount, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

    (12) whether the principal of (and premium or Make-Whole Amount, if any) or interest or Additional Amounts, if any, on such Debt Securities are to be payable, at the election of PTR or a Holder, in one or more currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies in which such Debt Securities are to be so payable;

    (13) any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants set forth in the Indenture;

    (14) whether such Debt Securities will be issued in certificated or book-entry form;

    (15) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000 and terms and conditions relating thereto;

    (16) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Indenture;

    (17) if such Debt Securities are to be issued upon the exercise of debt warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

    (18) whether and under what circumstances PTR will pay Additional Amounts as contemplated in the Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether PTR will have the option to redeem such Debt Securities in lieu of making such payment; and

    (19) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

  The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

  Under the Indenture, PTR will have the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, without the consent of the Holders, to reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

  Except as set forth below under "Certain Covenants--Limitations on Incurrence of Debt," the Indenture does not contain any other provisions that would limit the ability of PTR to incur indebtedness or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving PTR or in the event of a change of control of PTR. However, PTR's Restated Declaration of Trust restricts beneficial ownership of PTR's outstanding Common Shares by a single person, or persons acting as a group, to 9.8% of such Common Shares, with certain exceptions (including an exception for the ownership of up to 49% of such Common Shares in the case of Security Capital Group Incorporated ("SCG")). Additionally, the Articles Supplementary relating to the Series A Preferred Shares and the Series B Preferred Shares restrict beneficial ownership of such Series A Preferred Shares and Series B Preferred Shares, respectively, by a person, or persons acting as a group, to 25% of such Series A Preferred Shares or Series B Preferred Shares, as the case may be. Similarly, the Articles Supplementary for each series of Preferred Shares will contain certain provisions restricting the ownership and transfer of the Preferred Shares. See "Description of Preferred Shares--Restrictions on Ownership." These restrictions are designed to preserve PTR's status as a REIT and, therefore, may act to prevent or hinder a change of control. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of PTR that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

  Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples thereof. Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series issued in bearer form will be issuable in denominations of $5,000 (Section 302).

  Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium or Make-Whole Amount, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, initially located at 225 Franklin Street, Boston, Massachusetts 02110; provided that, at the option of PTR, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person to an account maintained within the United States (Sections 301, 305, 306, 307 and
1002).

  Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and either may be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Section 307).

  Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for registration of transfer thereof at the corporate trust office of the Trustee referred to above. Every Debt Security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but PTR may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by PTR with respect to any series of Debt Securities, PTR may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that PTR will be required to maintain a transfer agent in each Place of Payment for such series. PTR may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002).

  Neither PTR nor the Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section
305).

MERGER, CONSOLIDATION OR SALE

  PTR may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that (a) either PTR shall be the continuing entity, or the successor entity (if other than PTR) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is a Person organized and existing under the laws of the United States or any State thereof and shall expressly assume payment of the principal of (and premium or Make-Whole Amount, if any) and any interest (including Additional Amounts, if any) on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of PTR or any Subsidiary as a result thereof as having been incurred by PTR or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustee (Sections 801 and 803).

CERTAIN COVENANTS

  Limitations on Incurrence of Debt. PTR will not, and will not permit any Subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of PTR and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (i) PTR's Total Assets (as defined below) as of the end of the calendar quarter covered in PTR's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by PTR or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt (Section 1004).

  In addition to the foregoing limitation on the incurrence of Debt, PTR will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of PTR or any Subsidiary if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of PTR and its Subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on property of PTR or any Subsidiary is greater than 40% of PTR's Total Assets (Section
1004).

  In addition to the foregoing limitations on the incurrence of Debt, PTR will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by PTR and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by PTR and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by PTR or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation (Section 1004).

  Existence. Except as permitted under "--Merger, Consolidation or Sale," PTR will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that PTR shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 1005).

  Maintenance of Properties. PTR will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of PTR may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that PTR and its Subsidiaries shall not be prevented from selling or otherwise disposing for value its properties in the ordinary course of business (Section 1006).

  Insurance. PTR will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurance companies (Section 1007).

  Payment of Taxes and Other Claims. PTR will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of PTR or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of PTR or any Subsidiary; provided, however, that PTR shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1008).

  Provision of Financial Information. Whether or not PTR is subject to Section 13 or 15(d) of the Exchange Act, PTR will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which PTR would have been required to file with the Commission pursuant to such Section 13 and 15(d) (the "Financial Statements") if PTR were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which PTR would have been required so to file such documents if PTR were so subject. PTR will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which PTR would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if PTR were subject to such Sections and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which PTR would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if PTR were subject to such Sections and (y) if filing such documents by PTR with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1009).

  As used herein,

  "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

  "Annual Service Charge" as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, Debt of PTR and its Subsidiaries and the amount of dividends which are payable in respect of any Disqualified Stock.

  "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

  "Consolidated Income Available for Debt Service" for any period means Earnings from Operations (as defined below) of PTR and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (a) interest on Debt of PTR and its Subsidiaries, (b) provision for taxes of PTR and its Subsidiaries based on income, (c) amortization of debt discount, (d) provisions for gains and losses on properties and property depreciation and amortization, (e) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (f) amortization of deferred charges.

  "Debt" of PTR or any Subsidiary means any indebtedness of PTR or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by PTR or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of PTR or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or (v) any lease of property by PTR or any Subsidiary as lessee which is reflected on PTR's Consolidated Balance Sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on PTR's Consolidated Balance Sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by PTR or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than PTR or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by PTR or any Subsidiary whenever PTR or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise,
(ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the series of Debt Securities.

  "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, net as reflected in the financial statements of PTR and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

  "Total Assets" as of any date means the sum of (i) PTR's Undepreciated Real Estate Assets and (ii) all other assets of PTR determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

  "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of PTR and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

EVENTS OF DEFAULT, NOTICE AND WAIVER

  The Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest or Additional Amounts payable on any Debt Security of such series; (b) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series at its Maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of PTR contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the Indenture; (e) default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of indebtedness of PTR or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (f) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against PTR or any of its Subsidiaries in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days; (g) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of PTR or any Significant Subsidiary or for all or substantially all of either of its property; and (h) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501). The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated by the Commission) of PTR.

  If an Event of Default under the Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of, and the Make-Whole Amount, if any, on, all of the Debt Securities of that series to be due and payable immediately by written notice thereof to PTR (and to the Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) PTR shall have deposited with the Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest, and any Additional Amounts, on the Debt Securities of such series (or of all Debt Securities then outstanding under the Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the nonpayment of accelerated principal (or specified portion thereof and the Make-Whole Amount, if any) or interest, with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture (Section 502). The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest or Additional Amounts payable on any Debt Security of such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

  The Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt

Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest or Additional Amounts payable on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders (Section 601).

  The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of reasonable indemnity (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any), interest on, and Additional Amounts payable with respect to, such Debt Securities at the respective due dates thereof (Section 508).

  Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512).

  Within 120 days after the close of each fiscal year, PTR must deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof (Section 1010).

MODIFICATION OF THE INDENTURE

  Modifications and amendments of the Indenture may be made with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby,
(a) change the Stated Maturity of the principal of (or premium or Make-Whole Amount, if any), or any installment of principal of or interest or Additional Amounts payable on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount payable on redemption of, or any Additional Amounts payable with respect to, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security or Make-Whole Amount, if any, that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of (and premium or Make-Whole Amount, if any), or interest on, or any Additional Amounts payable with respect to, any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902).

  The Holders of not less than a majority in principal amount of Outstanding Debt Securities have the right to waive compliance by PTR with certain covenants in the Indenture (Section 1012).

  Modifications and amendments of the Indenture may be made by PTR and the Trustee without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another Person to PTR as obligor under the Indenture; (ii) to add to the covenants of PTR for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon PTR in the Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities;
(vii) to establish the form or terms of Debt Securities of any series and any related coupons; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in the Indenture or to make any other changes, provided that in each case, such action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect; (x) to close the Indenture with respect to the authentication and delivery of additional series of Debt Securities or to qualify, or maintain qualification of, the Indenture under the TIA; or (xi) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect (Section 901).

  The Indenture provides that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a Foreign Currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the United States dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of the Indenture, and (iv) Debt Securities owned by PTR or any other obligor upon the Debt Securities or any Affiliate of PTR or of such other obligor shall be disregarded (Section 101).

  The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series (Section 1501). A meeting may be called at any time by the Trustee, and also, upon request, by PTR or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1504).

  Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504).

  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by a specified percentage in principal amount of the Holders of any or all series of Debt Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the Indenture, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and (subject to Article Six) conclusive in favor of the Trustee and PTR, if made in the manner specified above (Section 1507).

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  PTR may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest and Additional Amounts payable to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 401).

  The Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series pursuant to Section 301 of the Indenture, PTR may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (b) to be released from its obligations with respect to such Debt Securities under Sections 1004 to 1009, inclusive, of the Indenture (being the restrictions described under "--Certain Covenants") and, if provided pursuant to Section 301 of the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by PTR with the Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

  Such a trust may only be established if, among other things, PTR has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture (Section 1404).

  "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101).

  Unless otherwise provided in the applicable Prospectus Supplement, if after PTR has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or
(b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 1405). "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency (other than the ECU or other currency unit) both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium or Make-Whole Amount, if any) and interest on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in United States dollars (Section 101).

  In the event PTR effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "--Events of Default, Notice and Waiver" with respect to Sections 1004 to 1009, inclusive, of the Indenture (which Sections would no longer be applicable to such Debt Securities) or described in clause
(g) under "--Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, PTR would remain liable to make payment of such amounts due at the time of acceleration.

  The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depository (the "Depository") identified in the applicable Prospectus Supplement relating to such series. Global Securities, if any, are expected to be deposited with The Depository Trust Company, as Depository. Global Securities may be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

  The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, PTR anticipates that the following provisions will apply to depository arrangements.

  Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by PTR if such Debt Securities are offered and sold directly by PTR. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

  So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below or in the applicable Prospectus Supplement, owners of beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of, any premium or Make-Whole Amount and any interest on, or any Additional Amounts payable with respect to, individual Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of PTR, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  PTR expects that the Depository for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium, Make-Whole Amount or interest in respect of a permanent Global Security representing any of such Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depository or its nominee. PTR also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  If a Depository for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by PTR within 90 days, PTR will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, PTR may, at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by PTR, of $1,000 and integral multiples thereof.

NO PERSONAL LIABILITY

  No past, present or future trustee, officer, employee or shareholder, as such, of PTR or any successor thereof shall have any liability for any obligations of PTR under the Debt Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debt Securities by accepting such Debt Securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of Debt Securities (Section 111).

                        DESCRIPTION OF PREFERRED SHARES

GENERAL

  Subject to limitations prescribed by Maryland law and the Restated Declaration of Trust, the Board of Trustees is authorized to issue, from the authorized but unissued capital shares of PTR, Preferred Shares in series and to establish from time to time the number of Preferred Shares to be included in such series and to fix the designation and any preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series, and such other subjects or matters as may be fixed by resolution of the Board of Trustees or duly authorized committee thereof. On September 16, 1996, PTR had 8,730,900 of its Series A Preferred Shares, issued and outstanding and held of record by approximately 116 shareholders and 4,200,000 of its Series B Preferred Shares, issued and outstanding and held of record by approximately 304 holders.

  Reference is made to the Prospectus Supplement relating to the Preferred Shares offered thereby for specific terms, including:

    (1) The title and stated value of such Preferred Shares;

    (2) The number of shares of such Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

    (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

    (4) The date from which dividends on such Preferred Shares shall cumulate, if applicable;

    (5) The procedures for any auction and remarketing, if any, for such Preferred Shares;

    (6) The provision for a sinking fund, if any, for such Preferred Shares;

    (7) The provision for redemption, if applicable, of such Preferred
  Shares;

    (8) Any listing of such Preferred Shares on any securities exchange;

    (9) Whether interests in such Preferred Shares will be represented by Global Securities;

    (10) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares;

    (11) A discussion of federal income tax considerations applicable to such Preferred Shares;

    (12) The relative ranking and preferences of such Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of PTR;

    (13) Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of PTR; and

    (14) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of PTR as a REIT.

RANK

  Unless otherwise specified in the Prospectus Supplement, the Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of PTR, rank (i) senior to all classes or series of Common Shares, and to all equity securities ranking junior to such Preferred Shares; (ii) on a parity with all equity securities issued by PTR the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares; and (iii) junior to all equity securities issued by PTR the terms of which specifically provide that such equity securities rank senior to the Preferred Shares.

DIVIDENDS

  Holders of Preferred Shares of each series shall be entitled to receive, when, as and if declared by the Board of Trustees of PTR, out of assets of PTR legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the share transfer books of PTR on such record dates as shall be fixed by the Board of Trustees of PTR.

  Dividends on any series of the Preferred Shares may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trustees of PTR fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are noncumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and PTR will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

  If Preferred Shares of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on the Preferred Shares of PTR of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to dividends with such Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on the Preferred Shares of such series and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which shall not include any cumulation in respect of unpaid dividends for prior dividend periods if such series of Preferred Shares does not have a cumulative dividend) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

  Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient of the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in Common Shares or other capital shares ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Shares or any other capital shares of PTR ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any Common Shares or any other capital shares of PTR ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such shares) by PTR (except by conversion into or exchange for other capital shares of PTR ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

  Any dividend payment made on a series of Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

REDEMPTION

  If so provided in the applicable Prospectus Supplement, the Preferred Shares will be subject to mandatory redemption or redemption at the option of PTR, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

  The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by PTR in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such series of Preferred Shares does not have a cumulative dividend, include any cumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement.

  Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all shares of any series of Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any series of Preferred Shares shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series, and, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and
(ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, PTR shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Shares of such series (except by conversion into or exchange for capital shares of PTR ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

  If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by PTR and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by PTR.

  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the share transfer books of PTR. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by PTR in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of PTR, then, before any distribution or payment shall be made to the holders of any Common Shares or any other class or series of capital shares of PTR ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of PTR, the holders of each series of Preferred Shares shall be entitled to receive out of assets of PTR legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any cumulation in respect of unpaid dividends for prior dividend periods if such series of Preferred Shares does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of PTR. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of PTR are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital shares of PTR ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

  If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of PTR shall be distributed among the holders of any other classes or series of capital shares ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of PTR with or into any other corporation, or the sale, lease or conveyance of all or substantially all of the property or business of PTR, shall not be deemed to constitute a liquidation, dissolution or winding up of PTR.

VOTING RIGHTS

  Holders of the Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement. The following is a summary of the voting rights applicable to the Series A Preferred Shares and Series B Preferred Shares, which, unless provided otherwise in the applicable Prospectus Supplement, will apply to each series of Preferred Shares.

  If six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Shares, Series B Preferred Shares or any other Parity Shares are in arrears, whether or not earned or declared, the number of Trustees then constituting the Board of Trustees of PTR will be increased by two, and the holders of Series A Preferred Shares and Series B Preferred Shares, voting together as a class with the holders of any other series of Parity Shares (any such other series, the "Voting Preferred Shares"), will have the right to elect two additional trustees to serve on PTR's Board of Trustees at any annual meeting of shareholders or a properly called special meeting of the holders of Series A Preferred Shares, Series B Preferred Shares and such Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such dividends and dividends for the current quarterly period on the Series A Preferred Shares, Series B Preferred Shares and such other Voting Preferred Shares have been paid or declared and set aside for payment. Such voting rights will terminate when all such accrued and unpaid dividends have been declared and paid or set aside for payment. The term of office of all trustees so elected will terminate with the termination of such voting rights. For so long as SCG and certain of its affiliates beneficially own in excess of 10% of the outstanding Common Shares, in any such vote by holders of Series A Preferred Shares and Series B Preferred Shares, SCG and certain of its affiliates shall vote their Series A Preferred Shares and Series B Preferred Shares, if any, in the same respective percentages as the Series A Preferred Shares and Series B Preferred Shares and Voting Preferred Shares that are not held by such persons.

  The approval of two-thirds of the outstanding Series A Preferred Shares, Series B Preferred Shares and all other series of Voting Preferred Shares similarly affected, voting as a single class, is required in order to (i) amend PTR's Declaration of Trust to affect materially and adversely the rights, preferences or voting power of the holders of the Series A Preferred Shares, Series B Preferred Shares or the Voting Preferred Shares, (ii) enter into a share exchange that affects the Series A Preferred Shares or Series B Preferred Shares, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into PTR, unless in each such case each Series A Preferred Share or Series B Preferred Share, as the case may be, remains outstanding without a material and adverse change to its terms and rights or is converted into or exchanged for convertible preferred stock of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series A Preferred Share or Series B Preferred Share, as the case may be (except for changes that do not materially and adversely affect the holders of the Series A Preferred Shares or Series B Preferred Shares), or (iii) authorize, reclassify, create, or increase the authorized amount of any class of stock having rights senior to the Series A Preferred Shares or Series B Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up. However, PTR may create additional classes of Parity Shares and Junior Shares, increase the authorized number of Parity Shares and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Series A Preferred Shares or Series B Preferred Shares.

  Except as provided above and as required by law, the holders of Series A Preferred Shares or Series B Preferred Shares are not entitled to vote on any merger or consolidation involving PTR or a sale of all or substantially all of the assets of PTR.

RESTRICTIONS ON OWNERSHIP

  For PTR to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding capital shares may be owned by five or fewer individuals at any time during the last half of a taxable year, and the capital stock must be beneficially owned by 100 or more persons during at least 335 days of PTR's taxable year of 12 months. Therefore, the Articles Supplementary for each series of Preferred Shares will contain certain provisions restricting the ownership and transfer of the Preferred Shares (the "Preferred Shares Ownership Limit Provision"). Except as otherwise described in the applicable Prospectus Supplement relating thereto, the provisions of each Articles Supplementary relating to the Preferred Shares Ownership Limit will provide (as in the case of the Series A Preferred Shares and the Series B Preferred Shares) as summarized below.

  The Preferred Shares Ownership Limit Provision will provide that, subject to certain exceptions contained in such Articles Supplementary, no person, or persons acting as a group, may beneficially own more than 25% of any series of Preferred Shares outstanding at any time, except as a result of PTR's redemption of Preferred Shares. Shares acquired in excess of the Preferred Shares Ownership Limit Provision must be redeemed by PTR at a price equal to the average daily per share closing sale price during the 30-day period ending on the business day prior to the redemption date. Such redemption is not applicable if a person's ownership exceeds the limitations due solely to PTR's redemption of Preferred Shares; provided that thereafter any additional Preferred Shares acquired by such person shall be Excess Shares. From and after the date of notice of such redemption, the holder of the Preferred Shares thus redeemed shall cease to be entitled to any distribution (other than distributions declared prior to the date of notice of redemption), voting rights and other benefits with respect to such shares except the right to receive payment of the redemption price determined as described above. The Preferred Shares Ownership Limit Provision may not be waived with respect to certain affiliates of PTR.

  All certificates representing shares of Preferred Shares will bear a legend referring to the restrictions described above.

                       FEDERAL INCOME TAX CONSIDERATIONS

  This section is a summary of certain federal income tax matters of general application pertaining to REITs under the Code. The discussion is based on current law and does not purport to deal with all aspects of federal income taxation that may be relevant to investors subject to special treatment under federal income tax laws, such as investors subject to the Employee Retirement Income Security Act of 1974, as amended, other tax exempt investors, dealers in securities or foreign persons. The provisions of the Code pertaining to REITs are highly technical and complex and sometimes involve mixed questions of fact and law. In addition, this section does not discuss foreign, state or local taxation. PTR has not requested and will not request a ruling from the Internal Revenue Service (the "Service") with respect to any of the federal income tax issues discussed below. Prospective investors should consult, and must depend on, their own tax advisors regarding the federal, state, local, foreign and other tax consequences of holding and disposing of Preferred Shares or Debt Securities.

TAXATION OF PTR

  PTR believes that it has been organized and operated, and it intends to continue to operate, in a manner qualifying it as a REIT under Sections 856 through 860 of the Code, but no assurance can be given that it will at all times so qualify. PTR's ability to qualify as a REIT under the requirements of the Code and the regulations promulgated thereunder is dependent upon actual operating results.

  To qualify as a REIT under the Code for a taxable year, PTR must meet certain organizational and operational requirements, which generally require it to be a passive investor in operating real estate and to avoid excessive concentration of ownership of its capital stock. First, its principal activities must be real estate related. Generally, at least 75% of the value of the total assets of PTR at the end of each calendar quarter must consist of real estate assets, cash or governmental securities and for each taxable year at least 75% of its gross income must be from real estate sources, including rents from real property and interest on mortgage obligations. PTR may not own more than 10% of the outstanding voting securities of any corporation; shares of qualified REITs, qualified temporary investments and shares of certain wholly owned subsidiaries are exempt from this prohibition. PTR holds assets through certain wholly owned subsidiary corporations that it believes qualify for the exemption. Additionally, gross income from the sale or other disposition of stock and securities held for less than one year, real property held for less than four years and property in a prohibited transaction must constitute less than 30% of the gross income for each taxable year of a REIT. For each taxable year, at least 75% of a REIT's gross income must be derived from specified real estate sources and 95% must be derived from such real estate sources plus certain other permitted sources. Real estate income for purposes of these requirements includes gains from the sale of real property not held primarily for sale to customers in the ordinary course of business, dividends on REIT shares, interest on loans secured by mortgages on real property, certain rents from real property and income from foreclosure property. For rents to qualify, they may not be based on the income or profits of any person, except that they may be based on a percentage or percentages of gross income or receipts, and, subject to certain limited exceptions, the REIT may not manage the property or furnish services to tenants except through an independent contractor which is paid an arm's-length fee and from which the REIT derives no income.

  PTR must satisfy certain ownership restrictions that limit (i) concentration of ownership of capital stock by a few individuals and (ii) ownership by PTR of its tenants. The outstanding capital stock of PTR must be held by at least 100 shareholders. No more than 50% in value of the outstanding capital stock, including in some circumstances capital stock into which outstanding securities might be converted, may be owned actually or constructively by five or fewer individuals or certain other entities at any time during the last half of PTR's taxable year. Accordingly, PTR's Restated Declaration of Trust restricts the transfer of Common Shares, Preferred Shares and any other outstanding securities convertible into Common Shares when necessary to maintain PTR's qualification as a REIT under the Code. However, because the Code imposes broad attribution rules in determining constructive ownership, no assurances can be given that the restrictions of PTR's Restated Declaration of Trust will be effective in maintaining PTR's REIT status. See "Description of Preferred Shares--Restrictions on Ownership." Because SCG is a corporation, its ownership is attributed proportionally to all of its shareholders for purposes of determining whether more than 50% in value of the outstanding capital stock is owned by five or fewer individuals at any time during the last half of PTR's taxable year.

  So long as PTR qualifies for taxation as a REIT and distributes at least 95% of its real estate investment trust taxable income (computed without regard to net capital gains or the dividends-paid deduction) for its taxable year to its shareholders annually, PTR itself will not be subject to federal income tax on that portion of such income distributed to shareholders. PTR will be taxed at regular corporate rates on all income not distributed to shareholders. PTR's policy is to distribute at least 95% of its taxable income. REITs may also incur taxes for certain other activities or to the extent distributions do not satisfy certain other requirements.

  Failure of PTR to qualify during any taxable year as a REIT could, unless certain relief provisions were available, have a material adverse effect upon its shareholders. If disqualified for taxation as a REIT for a taxable year, PTR would also be disqualified for taxation as a REIT for the next four taxable years, unless the failure was due to reasonable cause and not willful neglect. PTR would be subject to federal income tax at corporate rates on all of its taxable income and would not be able to deduct the dividends paid, which could result in a discontinuation of or substantial reduction in dividends to shareholders. Dividends would also be subject to the regular tax rules applicable to dividends received by shareholders of corporations. Should the failure to qualify be determined to have occurred retroactively in an earlier tax year of PTR, the imposition of a substantial federal income tax liability on PTR attributable to such nonqualifying tax years may adversely affect PTR's ability to pay dividends. In the event that PTR fails to meet certain income tests of the tax law, it may, generally, nonetheless retain its qualification as a REIT if it pays a 100% tax on the amount by which it failed to meet the income tests so long as its failure was due to reasonable cause and not willful neglect. Any such taxes would adversely affect PTR's ability to pay dividends or to pay interest on any Debt Securities.

TAXATION OF THE SHAREHOLDERS OF PTR

  As long as PTR qualifies as a REIT, distributions made to its shareholders out of current or accumulated earnings and profits of PTR (which are not designated as capital gain dividends) will generally be taxed to shareholders as ordinary income either in the year of payment or, with respect to distributions declared in the last quarter of any year and paid by January 31 of the following year, in the year of declaration and will not be eligible for the dividends received deduction for corporations. PTR's earnings and profits will first be allocated to any outstanding Preferred Shares. A distribution of net capital gains by PTR will generally be treated as a long term capital gain to shareholders to the extent properly designated by PTR as a capital gain dividend and regardless of the length of time a shareholder has held his shares of capital stock. Under Section 291 of the Code, however, corporate shareholders may be required to treat up to 20% of any such capital gain as ordinary income. Section 291 of the Code provides, in general, that if a corporation sells or disposes of depreciable real property in a taxable transaction, it must, to the extent of gain, include as ordinary income up to 20% of the depreciation previously taken on such property. Corporate shareholders of a REIT are required to treat the portion of a capital gain dividend attributable to the gain from the REIT's sale or exchange of depreciable real property as subject to the 20% ordinary income rule. Capital gains distributions are not eligible for the dividends-received deduction for corporations. A dividend in excess of current or accumulated earnings and profits will constitute a nontaxable return of capital, to the extent of the shareholder's basis in his shares of capital stock, and is applied to reduce the shareholder's basis in the shares of capital stock. To the extent such a dividend is greater than such basis, it will be treated as capital gain to those shareholders holding their shares of capital stock as capital assets. PTR will notify shareholders as to the portions of each dividend which, in its judgment, constitute ordinary income, capital gain dividends or return of capital. Should PTR incur ordinary or capital losses, shareholders will not be entitled to include such losses in their own income tax returns.

BACKUP WITHHOLDING

  PTR will report to its U.S. shareholders and the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at applicable rates with respect to distributions paid unless such shareholder (a) is a corporation or falls within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide PTR with his correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, PTR may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their nonforeign status to PTR.

                             PLAN OF DISTRIBUTION

  PTR may sell the Offered Securities to one or more underwriters or dealers for public offering and sale by them or may sell the Offered Securities to investors directly or through agents, which agents may be affiliated with PTR. Direct sales to investors may be accomplished through subscription offerings or concurrent rights offerings to PTR shareholders and direct placements to third parties. Any such underwriter, dealer or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

  The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. PTR also may, from time to time, authorize underwriters acting as PTR's agents to offer and sell the Offered Securities upon the terms and conditions as set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from PTR in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

  Any underwriting compensation paid by PTR to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with PTR, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable Prospectus Supplement.

  If so indicated in the applicable Prospectus Supplement, PTR will authorize dealers acting as PTR's agents to solicit offers by certain institutions to purchase Offered Securities from PTR at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of PTR. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, PTR shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts.

  Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for PTR and its subsidiaries in the ordinary course of business.

                                    EXPERTS

  The financial statements of PTR as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, and related schedule, incorporated by reference herein; and the combined statement of revenues and certain expenses of the Group A Properties, incorporated by reference herein, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  With respect to the unaudited interim financial information of PTR for the periods ended March 31, 1996 and 1995 and June 30, 1996 and 1995, incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in PTR's quarterly reports on Form 10-Q for the quarters ended March 31, 1996, as amended by Form 10-Q/A No. 1 and June 30, 1996, incorporated by reference herein, states that they did not audit, and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                                 LEGAL MATTERS

  The validity of the Offered Securities will be passed upon for PTR by Mayer, Brown & Platt, Chicago, Illinois.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses to be paid in connection with the issuance and distribution of the securities being registered are estimated as follows and will be borne by the registrant:

      SEC Registration Fee............................................ $103,448
      Accounting fees and expenses....................................   60,000
      Legal fees and expenses.........................................  110,000
      Blue sky fees and expenses (including legal fees)...............   30,000
      Printing fees...................................................   75,000
      Fees of Rating Agencies.........................................  180,000
      Fees of Trustee (including counsel fees)........................   20,000
      Miscellaneous expenses..........................................   21,552
                                                                       --------
          Total....................................................... $600,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article 4, Section 12 of the registrant's Restated Declaration of Trust provides as follows with respect to indemnification of Trustees:

    "The Trust shall indemnify and hold harmless each Trustee from and against all claims and liabilities, whether they proceed to judgment or are settled, to which such Trustee may become subject by reason of his being or having been a Trustee, or by reason of any action alleged to have been taken or omitted by him as Trustee, and shall reimburse him for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including any claim or liability arising under the provisions of federal or state securities laws; provided, however, that no Trustee shall be indemnified or reimbursed under the foregoing provisions in relation to any matter unless it shall have been adjudicated that his action or omission did not constitute willful misfeasance, bad faith or gross negligence in the conduct of his duties, or, unless, in the absence of such an adjudication, the Trust shall have received a written opinion from independent counsel, approved by the Trustees, to the effect that if the matter of willful misfeasance, bad faith or gross negligence in the conduct of duties had been adjudicated, it would have been adjudicated in favor of such Trustee. The rights accruing to a Trustee under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse such Trustee in any proper cause even though not specifically provided for herein."

  Article 8, Section 1 of the registrant's Restated Declaration of Trust provides as follows with respect to the limitation of liability for Trustees and officers and indemnification:

    "The Trustee or officer of the Trust shall not be liable for monetary damages to the Trust or its shareholders for any act or omission in the performance of his duties unless:

      (1) The Trustee or officer actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit in money, property or services actually received);

      (2) the Trust's Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated;

      (3) the Trustee's or officer's action or failure to act constitutes willful misconduct or deliberate recklessness; or

      (4) such liability to the Trust is specifically imposed upon Trustees or officers by statute."

  Article 8, Section 6 of the registrant's Restated Declaration of Trust provides as follows with respect to the indemnification of Trustees and officers:

    "Notwithstanding any other provisions of this Restated Declaration of Trust, the Trust, for the purpose of providing indemnification for its Trustees and officers, shall have the authority, without specific shareholder approval, to enter into insurance or other arrangements, with persons or entities which are not regularly engaged in the business of providing insurance coverage, to indemnify all Trustees and officers of the Trust against any and all liabilities and expenses incurred by them by reason of their being Trustees or officers of the Trust, whether or not the Trust would otherwise have the power under this Restated Declaration of Trust or under Maryland law to indemnify such persons against such liability. Without limiting the power of the Trust to procure or maintain any kind of insurance or other arrangement, the Trust may, for the benefit of persons indemnified by it, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of any security interest or other lien on the assets of the corporation, or
  (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Trust or with any insurer or other person deemed appropriate by the Board of Trustees regardless of whether all or part of the shares or other securities thereof are owned in whole or in part by the Trust. In the absence of fraud, the judgment of the Board of Trustees as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other person participating in any arrangement shall be conclusive, and such insurance or other arrangement shall not be subject to voidability, nor subject the Trustees approving such insurance or other arrangement to liability, on any ground, regardless of whether Trustees participating and approving such insurance or other arrangement shall be beneficiaries thereof."

  The registrant has entered into indemnity agreements with each of its officers and Trustees which provide for reimbursement of all expenses and liabilities of such officer or Trustee, arising out of any lawsuit or claim against such officer or Trustee due to the fact that he was or is serving as an officer or Trustee, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Securities Exchange Act of 1934, or (c) relating to judicially determined criminal violations.

ITEM 16. EXHIBITS.

  A list of exhibits filed herewith is contained on the Exhibit Index which immediately precedes such exhibits, and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that: (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; (b) for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints C. Ronald Blankenship, James W. Kluber, Jeffrey A. Klopf, Ariel Amir, Edward J. Schneidman and Philip J. Niehoff, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities (unless revoked in writing), to sign any and all amendments to this registration statement (including post-effective amendments thereto, and other documents in connection therewith) and any registration statement to register additional securities pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SANTA FE, STATE OF NEW MEXICO, ON THE 27TH DAY OF SEPTEMBER, 1996.

                                          SECURITY CAPITAL PACIFIC TRUST

                                                /s/ C. Ronald Blankenship
                                          By___________________________________
                                                   C. Ronald Blankenship
                                                         Chairman

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                            TITLE                        DATE
             ---------                            -----                        ----
    /s/ C. Ronald Blankenship        Chairman (Principal Executive   September 27, 1996
____________________________________   Officer) and Trustee
       C. Ronald Blankenship

       /s/ James W. Kluber           Vice President (Principal       September 27, 1996
____________________________________   Financial and Accounting
          James W. Kluber              Officer)

      /s/ James A. Cardwell          Trustee                         September 27, 1996
____________________________________
         James A. Cardwell

      /s/ John T. Kelley III         Trustee                         September 27, 1996
____________________________________
         John T. Kelley III

      /s/ Calvin K. Kessler          Trustee                         September 27, 1996
____________________________________
         Calvin K. Kessler

       /s/ William G. Myers          Trustee                         September 27, 1996
____________________________________
          William G. Myers

      /s/ James H. Polk III          Trustee                         September 27, 1996
____________________________________
         James H. Polk III

      /s/ John C. Schweitzer         Trustee                         September 27, 1996
____________________________________
         John C. Schweitzer


                                 EXHIBIT INDEX

                                                                     SEQUENTIAL
 EXHIBIT                                                                PAGE
 NUMBER                     DOCUMENT DESCRIPTION                       NUMBER
 -------                    --------------------                     ----------
   1.1   Form of Underwriting Agreement for Debt Securities
          (Incorporated by reference to Exhibit 1.1 to
          Registration Statement No. 33-78402).
   1.2   Form of Underwriting Agreement for Preferred Shares
          (Incorporated by reference to Exhibit 1.2 to
          Registration Statement No. 33-78402).
   4.1   Amended and Restated Declaration of Trust dated June 18,
          1991 (Incorporated by reference to Exhibit 4 to PTR's
          Form 10-Q for the quarter ended June 30, 1991).
   4.2   First Certificate of Amendment of Restate Declaration of
          Trust of PTR (Incorporated by reference to Exhibit 4 to
          PTR's Form 10-Q for the quarter ended June 30, 1992).
   4.3   Second Certificate of Amendment of Restated Declaration
          of Trust of PTR (Incorporated by reference to Exhibit
          3.1 to PTR's Form 8-K dated November 22, 1993).
   4.4   Articles Supplementary relating to PTR's Cumulative
          Convertible Series A Preferred Shares of Beneficial
          Interest (Incorporated by reference to Exhibit 3.1 to
          PTR's Form 8-K dated November 22, 1993).
   4.5   Articles Supplementary relating to PTR's Series B
          Cumulative Convertible Redeemable Preferred Shares of
          Beneficial Interest (Incorporated by reference to
          Exhibit 99.3 to PTR's Form 8-K dated May 18, 1995).
   4.6   First Articles of Amendment to Articles Supplementary
          relating to PTR's Series B Cumulative Convertible
          Redeemable Preferred Shares of Beneficial Interest
          (Incorporated by reference to Exhibit 3.1 to PTR's Form
          10-Q for the quarter ended September 30, 1995).
   4.7   Bylaws of PTR (Incorporated by reference to Exhibit 4.1
          to PTR's Form 8-K dated November 22, 1993).
   4.8   Indenture, dated as of February 1, 1994, between PTR and
          Morgan Guaranty Trust Company of New York, as Trustee,
          relating to the Debt Securities (Incorporated by
          reference to Exhibit 4.2 to PTR's Form 10-K for the year
          ended December 31, 1993).
   4.9   First Supplemental Indenture, dated as of February 2,
          1994, among PTR, Morgan Guaranty Trust Company of New
          York and State Street Bank and Trust Company, as
          successor Trustee (Incorporated by reference to Exhibit
          4.3 to PTR's Form 10-K for the year ended December 31,
          1993).
   4.10  6.875% Note due February 15, 2008 (Incorporated by
          reference to Exhibit 4.4 to PTR's Form 10-K for the year
          ended December 31, 1994).
   4.11  7.5% Note due February 15, 2014 (Incorporated by
          reference to Exhibit 4.5 to PTR's Form 10-K for the year
          ended December 31, 1994).
   4.12  7.15% Note due February 15, 2010 (Incorporated by
          reference to Exhibit 4.14 to PTR's Form 10-K for the
          year ended December 31, 1995).
   4.13  7.90% Note due February 15, 2016 (Incorporated by
          reference to Exhibit 4.15 to PTR's Form 10-K for the
          year ended December 31, 1995).
   4.14  7.550% Note due August 1, 2008...........................
   4.15  7.625% Note due August 1, 2009...........................
   4.16  7.650% Note due August 1, 2010...........................
   4.17  8.100% Note due August 1, 2015...........................

                                                                   SEQUENTIAL
 EXHIBIT                                                              PAGE
 NUMBER                    DOCUMENT DESCRIPTION                      NUMBER
 -------                   --------------------                    ----------
   4.18  8.150% Note due August 1, 2016.........................
   5     Opinion of Mayer, Brown & Platt as to the validity of
          the Offered Securities and as to certain tax matters.
   8     Opinion of Mayer, Brown & Platt as to certain tax
          matters (included in the opinion filed as Exhibit 5 to
          this Registration Statement).
  10     Amended and Restated Credit Agreement, dated August 16,
          1996..................................................
  12     Statement re Computation of Ratios.....................
  15     Letter from KPMG Peat Marwick LLP regarding unaudited
          financial information.................................
  23.1   Consent of Mayer, Brown & Platt (included in the
          opinion filed as Exhibit 5 to this Registration
          Statement).
  23.2   Consent of KPMG Peat Marwick LLP.......................
  24.1   Power of Attorney pursuant to which amendments to this
          Registration Statement may be filed (included on page
          II-4 of this Registration Statement).
  25     Statement of Eligibility of Trustee on Form T-1........